Exhibit 10.8

Confidential Property of Carrabba’s Italian Grill, LLC
David Pace

ASSIGNMENT, AMENDMENT, AND RESTATEMENT OF
OFFICER EMPLOYMENT AGREEMENT

This Assignment, Amendment, and Restatement of Officer Employment Agreement (the “Agreement”) is entered into as of the 30th day of July, 2014 between OSI RESTAURANT PARTNERS, LLC, a Delaware limited liability company (the “Assignor”)1, OS RESTAURANT SERVICES, LLC, a Florida limited liability company (the “Assignee” or the “Employer”), CARRABBA’S ITALIAN GRILL, LLC, a Florida limited liability company (the “Company”), and DAVID PACE (the “Employee”) (collectively, the “Parties”).
RECITALS
WHEREAS, the Assignor and the Employee entered into an Officer Employment Agreement dated August 17, 2010 (the “Original Employment Agreement”), pursuant to which the Assignor employed the Employee as Executive Vice President and Chief Resource Officer;
WHEREAS, the Company is engaged in the business of owning and operating, directly and/or through its subsidiaries and their Affiliates, restaurants utilizing a restaurant operating system and trademarks (“Trademarks”) owned by or licensed to the Company and/or such operating subsidiary or affiliate;
WHEREAS, the Employee wishes to accept employment with the Employer, to be leased to the Company as the Company’s President, and resign from his positions with the Assignor as its Executive Vice President and Chief Resource Officer;
WHEREAS, the Company and the Employer entered into an agreement whereby the Employer agreed to hire and lease to the Company management employees necessary for the management, oversight, and support of the Company’s restaurants; and
WHEREAS, the Assignor desires to assign the Original Employment Agreement to the Employer, and the Company, the Employer, and the Employee desire to amend and restate the Original Employment Agreement in its entirety to set forth the terms under which the Employer will employ the Employee and lease the Employee to the Company as the President of the Company.
In consideration of the foregoing, of the covenants, promises, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
I. ASSIGNMENT

1.
Assignment of Original Employment Agreement. As of June 16, 2014 (the “Effective Date”), the Assignor assigns, transfers, sets over, and delivers to the Employer all of the right, title and interest of the Assignor in and to the Original Employment Agreement.

2.	Assumption of Original Employment Agreement. From and after the Effective Date, the Employer assumes the obligations of the Assignor under the Original Employment Agreement,

____________________________________

[1]	OSI Restaurant Partners, LLC is a party to this Agreement solely with respect to assignment of the Original Employment Agreement.

Confidential Property of Carrabba’s Italian Grill, LLC
David Pace

subject to any amendments agreed to by the Employee, the Employer, and the Company from or after the Effective Date.
II. AMENDMENT AND RESTATEMENT

The Company, the Employer, and the Employee amend and restate the Original Employment Agreement as follows:

1.Employment and Term. Subject to earlier termination as provided for in Section 8 hereof, the Employer hereby employs the Employee, and the Employee hereby accepts employment with the Employer, to be leased to the Company as President of the Company for a term expiring August 16, 2015 (“Term of Employment”). Such Term of Employment shall be automatically renewed for successive renewal terms of one (1) year each unless either party elects not to renew by giving written notice to the other party not less than sixty (60) days prior to the start of any renewal term.

2.Representations and Warranties. The Employee hereby represents and warrants to the Employer and the Company that (a) the Employee (i) is not subject to any written nonsolicitation or noncompetition agreement affecting the Employee’s employment with the Employer or its affiliates (other than any prior agreement with the Employer or its affiliates), (ii) is not subject to any written confidentiality or nonuse/nondisclosure agreement affecting the Employee’s employment with the Employer or its affiliates (other than any prior agreement with the Employer or its affiliates), and (iii) has brought to the Employer and its affiliates no trade secrets, confidential business information, documents, or other personal property of a prior employer, and (b) the execution of this Agreement and the performance of the Employee’s obligations hereunder will not breach or be in conflict with any other agreement to which the Employee is a party or is bound or any order, decree, judgment, ruling, determination or injunction of any federal, state, local or foreign governmental, administrative or regulatory court, agency or body or any arbitrator.

3.Duties. As President of the Company, the Employee shall:

(a)have such management, supervisory and operational functions as are customary to such position, and such other powers, functions and duties as may be assigned to the Employee by the Employer; and
(b)diligently, competently, and faithfully perform all of the duties and functions as may be assigned to the Employee hereunder commensurate with the position of President of the Company;
(c)not create a situation that results in termination for Cause (as that term is defined in Section 8 hereof);
(d)devote one hundred percent (100%) of the Employee’s full business time, attention, energies, and effort to the business affairs of the Employer and the Company;
(e)achieve the results and other goals required by the Employer and the Company; and
(f)conduct all of the Employee’s activities in a manner so as to maintain and promote the business and reputation of the Employer and the Company.

The Employee shall not, during the term of this Agreement, engage in any other business activity; provided, however, that the Employee shall be permitted to invest the Employee’s personal assets and manage the Employee’s personal investment portfolio in such a form and manner as will not require provision of any business services on the Employee’s part to any third party, and provided it does not conflict with the Employee’s duties and responsibilities to the Employer and the Company or the provisions of Section 9, Section 10 or Section 12 hereof , or conflict with any material published policy of the

Confidential Property of Carrabba’s Italian Grill, LLC
David Pace

Employer, the Company, or their affiliates, including but not limited to the insider trading policy of the Employer or its affiliates.

Notwithstanding anything to the contrary herein, the parties acknowledge and agree that the Employee shall, during the term of this Agreement and at the request of the Employer, also serve as an officer of any affiliate of the Employer or the Company as the Employer shall request. In such capacity, the Employee shall be responsible generally for all aspects of such office. All terms, conditions, rights and obligations of this Agreement shall be applicable to the Employee while serving in such office as though Employee and such affiliate had separately entered into this Agreement, except that the Employee shall not be entitled to any compensation, vacation, fringe benefits, automobile allowance or other remuneration of any kind whatsoever from such affiliate.

4.Compensation.

a.     Base Salary. During the Term of Employment, the Employee shall be entitled to an annual base salary equal to the base salary paid to the Employee by the Employer on the Effective Date, payable in equal biweekly installments by the Employer, to be reviewed annually.
b.    Bonus Program. During the Term of Employment, the Employee shall be entitled to discretionary bonuses pursuant to a bonus plan developed by the Company (the “Company Bonus Program”). Employee’s bonus target under the Company Bonus Program shall be bonus target percentage for the Employee on the Effective Date, multiplied by the base salary paid to the Employee in the calendar year. The Company Bonus Program is subject to increase, decrease, change or elimination in the discretion of the Compensation Committee.

5.Paid Time Off. Employee shall be entitled to vacation time or other paid time off (collectively “PTO”) to be accrued in accordance with the Employer’s PTO Policy (selected by Employee, but subject to the reasonable business requirements of the Employer and the Company as determined by Employee’s supervisor). Unless required by applicable law which cannot be waived, PTO granted but not used in any year shall be forfeited at the end of such one-year period and may not be carried over to any subsequent year.

6.Fringe Benefits. In addition to any other rights the Employee may have hereunder, the Employee shall also be entitled to participate in those employee benefit plans, programs and arrangements, including, but not limited to life insurance and a medical plan, etc., if any, as may be provided by the Employer to similar employees of the Employer. In each case as such plans, programs and arrangements may be in effect from time to time, all subject to the terms of such plans, programs and arrangements and applicable policies of the Employer.

7.Expenses. Subject to approval by the Employer and compliance with the Employer’s policies, the Employee may incur reasonable expenses on behalf of and in furtherance of the business of the Company or the Employer. Upon approval of such expenses by the Chief Financial Officer, the Employer shall promptly reimburse the Employee for all such expenses upon presentation by the Employee, from time to time, of appropriate receipts or vouchers for such expenses that are sufficient in form and substance to satisfy all federal tax requirements for the deductibility of such expenses by the Employer.

8.    Termination. Notwithstanding the provisions of Section 1 hereof, the Term of Employment shall terminate prior to the end of the period of time specified in Section 1, immediately upon:

(a)The death of the Employee; or

Confidential Property of Carrabba’s Italian Grill, LLC
David Pace

(b)At the election of the Employer in the event of the Employee’s Disability during the Term of Employment. For purposes of this Agreement, the term “Disability” shall mean the inability of the Employee, arising out of any medically determinable physical or mental impairment, to perform the services required of the Employee hereunder for a period of (i) ninety (90) consecutive days or (ii) one hundred and twenty (120) total days during any period of three hundred and sixty-five (365) consecutive calendar days; or

(c)The existence of Cause. For purposes of this Agreement, the term “Cause” shall be defined as:

(i)    Failure of the Employee to perform the duties required of the Employee in this Agreement in a manner satisfactory to the Employer, in its sole discretion; provided, however, that the Term of Employment shall not be terminated pursuant to this subparagraph (i) unless the Employer first gives the Employee a written notice (“Notice of Deficiency”). The Notice of Deficiency shall specify the deficiencies in the Employee’s performance of the Employee’s duties. The Employee shall have a period of thirty (30) days, commencing on receipt of the Notice of Deficiency, in which to cure the deficiencies contained in the Notice of Deficiency. In the event the Employee does not cure the deficiencies to the satisfaction of the Employer, in its sole discretion, within such thirty (30) day period (or if during such thirty (30) day period the Employer determines that the Employee is not making reasonable, good faith efforts to cure the deficiencies to the satisfaction of the Employer), the Employer shall have the right to immediately terminate the Term of Employment. The provisions of this subparagraph (i) may be invoked by the Employer any number of times and cure of deficiencies contained in any Notice of Deficiency shall not be construed as a waiver of this subparagraph (i) nor prevent the Employer from issuing any subsequent Notices of Deficiency; or

(ii)    Any dishonesty by the Employee in the Employee’s dealings with the Employer, the Company, or their affiliates, the commission of fraud by the Employee, negligence in the performance of the duties of the Employee, insubordination, willful misconduct, or the conviction (or plea of guilty or nolo contendere) of the Employee of, or indictment or charge with respect to, any felony, or any other crime involving dishonesty or moral turpitude; or

(iii)    Any violation of any covenant or restriction contained in Section 9, Section 10 or Section 12 hereof; or

(iv)Any violation of any current or future material published policy of the Employer or its affiliates (material published policies include, but are not limited to, the discrimination and harassment policy, management dating policy, responsible alcohol policy, insider trading policy, ethics policy and security policy of the Employer or its affiliates).

(d)At the election of the Employer, upon the sale of a majority ownership interest in the Employer or the Company or substantially all of the assets of the Employer or the Company; or

(e)At the election of the Employer, upon the determination by the Employer to cease the Employer’s business operations.

(f)At the election of the Employer in its sole discretion, for any reason or no reason. In the event of termination of this Agreement pursuant to this Section 8(f), the Employee shall be

Confidential Property of Carrabba’s Italian Grill, LLC
David Pace

entitled to receive as full and complete severance compensation, the base salary provided for herein for a period of one (1) year from the effective date of such termination (the “Severance”). Severance shall be payable in bi-weekly installments. The Employee acknowledges and agrees that in the event of termination of this Agreement pursuant to this Section 8(f) the Severance provided in this Section 8(f) shall be the only obligation that the Employer or any of its affiliates shall have to the Employee.

For all purposes of this Agreement, termination for Cause shall be deemed to have occurred in the event of the Employee’s resignation when, because of existing facts and circumstances, subsequent termination for Cause can be reasonably foreseen.

Except as otherwise provided in Section 8(f), in the event of termination of this Agreement pursuant to this Section 8, the Employee or the Employee’s estate, as appropriate, shall be entitled to receive (in addition to any fringe benefits payable upon death in the case of the Employee’s death) the base salary provided for herein up to and including the effective date of termination, prorated on a daily basis.

9.Noncompetition.

(a)During Term. During the Employee’s employment with the Employer, the Employee shall not, individually or jointly with others, directly or indirectly, whether for the Employee’s own account or for that of any other person or entity, engage in or own or hold any ownership interest in any person or entity engaged in a restaurant business, and the Employee shall not act as an officer, director, employee, partner, independent contractor, consultant, principal, agent, proprietor, or in any other capacity for, nor lend any assistance (financial or otherwise) or cooperation to any such person or entity.

(b)Post Term. For a continuous period of one (1) year commencing on termination of the Employee’s employment with the Employer, regardless of any termination pursuant to Section 8 or any voluntary termination or resignation by the Employee, the Employee shall not, individually or jointly with others, directly or indirectly, whether for the Employee’s own account or for that of any other person or entity, engage in or own or hold any ownership interest in any person or entity engaged in a restaurant business with a theme, décor, menu or style of or featured cuisine the same as or substantially similar to that of any restaurant owned or operated by the Employer or the Company, their affiliates, or any of the affiliates of any of the foregoing, and that is located or intended to be located anywhere within a radius of thirty (30) miles of any restaurant owned or operated by the Employer, the Company, their affiliates, or any of the affiliates of any of the foregoing, or any proposed restaurant to be owned or operated by any of the foregoing, and Employee shall not act as an officer, director, employee, partner, independent contractor, consultant, principal, agent, proprietor, or in any other capacity for, nor lend any assistance (financial or otherwise) or cooperation to, any such person, or entity. For purposes of this Section 9(b), Restaurants owned or operated by the Employer or the Company shall include restaurants operated or owned by an affiliate of the Employer or an affiliate of the Company, their affiliates, any successor entity to the Employer or the Company, their affiliates, and any entity in which the Employer, the Company or any of their affiliates has an interest, including but not limited to, an interest as a franchisor. The term “proposed restaurant” shall include all locations for which the Employer or the Company, or their franchisees or affiliates is conducting active, bona fide negotiations to secure a fee or leasehold interest with the intention of establishing a restaurant thereon.

(c)Limitation. Notwithstanding subsections (a) and (b), it shall not be a violation of this Section 9 for Employee to own a one percent (1%) or smaller interest in any corporation

Confidential Property of Carrabba’s Italian Grill, LLC
David Pace

required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, or successor statute.

10.Nondisclosure; Nonsolicitation; Nonpiracy. Except in the performance of Employee’s duties hereunder, at no time during the Term of Employment, or at any time thereafter, shall Employee, individually or jointly with others, for the benefit of Employee or any third party, publish, disclose, use, or authorize anyone else to publish, disclose, or use, any secret or confidential material or information relating to any aspect of the business or operations of the Employer, the Company, or any of their affiliates, including, without limitation, any secret or confidential information relating to the business, customers, trade or industrial practices, trade secrets, technology, recipes or know-how of the Employer, the Company, or any of their affiliates. Moreover, during the Employee’s employment with the Employer and for two (2) years thereafter, Employee shall not offer employment to, or hire, any employee of the Employer, the Company, any of their franchisees or affiliates, or otherwise solicit or induce any employee of the Employer, the Company, or any of their franchisees or affiliates to terminate their employment, nor shall Employee act as an officer, director, employee, partner, independent contractor, consultant, principal, agent, proprietor, owner or part owner, or in any other capacity, for any person or entity that solicits or otherwise induces any employee of the Employer, the Company, or any of their franchisees or affiliates to terminate their employment.

11.    Company and Employer Property: Employee Duty to Return. All property and information of the Employer and the Company, and their franchisees or affiliates, including but not limited to products, recipes, product specifications, training materials, employee selection and testing materials, marketing and advertising materials, special event, charitable and community activity materials, customer correspondence, internal memoranda, products and designs, sales information, project files, price lists, customer and vendor lists, prospectus reports, customer or vendor information, sales literature, territory printouts, call books, notebooks, textbooks, and all other like information or products, including but not limited to all copies, duplications, replications, and derivatives of such information or products, now in the possession of Employee or acquired by Employee while in the employ of the Employer, shall be the exclusive property of the Employer and shall be returned to the Employer no later than the date of Employee’s last day of employment with the Employer.

12.    Inventions, Ideas, Processes, and Designs. All inventions, recipes, processes, discoveries, developments, designs, innovations or improvements, including but not limited to recipes, programs, software, and designs (including but not limited to all improvements on any of the foregoing) (i) conceived or made by Employee during the course of Employee’s employment with the Employer (whether or not conceived during regular business hours) and for a period of six (6) months subsequent to the termination or expiration of such employment and (ii) related to the business of the Employer or the Company, shall be disclosed in writing promptly to the Employer and shall be the sole and exclusive property of the Employer. An invention, idea, recipe, process, program, software or design (including but not limited to an improvement) shall be deemed “related to the business of the Employer or the Company” if (a) it was made with equipment, supplies, facilities, or confidential information of the Employer, the Company, or any of their affiliates (whether or not actually made or occurring on the Company’s premises), (b) results from work performed by Employee for the Employer or the Company, or (c) pertains to the current business or demonstrably anticipated research or development work of the Employer or the Company. The Employee shall cooperate with the Employer and its attorneys in the preparation of patent and copyright applications for such developments and, upon request, shall promptly assign all such inventions, formulae, processes, discoveries, developments, ideas, recipes, designs, innovations or improvements to the Employer. The decision to file for patent or copyright protection or to maintain such development as a trade secret shall be in the sole discretion of the Employer, and the Employee shall be bound by such decision. The Employee shall provide, on the back of this Agreement, a complete list of all inventions, ideas, recipes, processes, and designs if any, patented or unpatented, copyrighted or non-copyrighted, including but not limited to a brief

Confidential Property of Carrabba’s Italian Grill, LLC
David Pace

description, that the Employee made or conceived prior to Employee’s employment with the Employer and that therefore are excluded from the scope of this Agreement.

13.Restrictive Covenants: Consideration; Non-Estoppel; Independent Agreements; and Non-Executory Agreements. The restrictive covenants of Section 9, Section 10 and Section 12 of this Agreement are given and made by Employee to induce the Employer to employ the Employee and to enter into this Agreement with the Employee, and Employee hereby acknowledges that employment with the Employer is sufficient consideration for these restrictive covenants.

The restrictive covenants of Section 9, Section 10 and Section 12 of this Agreement shall be construed as agreements independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against the Employer or the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement of any restrictive covenant. The Company has fully performed all obligations entitling them to the restrictive covenants of Section 9, Section 10 and Section 12 of this Agreement, and those restrictive covenants therefore are not executory or otherwise subject to rejection under the Bankruptcy Code.

The refusal or failure of the Employer or the Company to enforce any restrictive covenant of Section 9, Section 10 or Section 12 of this Agreement (or any similar agreement) against any other employee, agent, or independent contractor, for any reason, shall not constitute a defense to the enforcement by the Employer or the Company of any such restrictive covenant, nor shall it give rise to any claim or cause of action by Employee against the Employer or the Company.

14.Reasonableness of Restrictions; Reformation; Enforcement. The parties hereto recognize and acknowledge that the geographical and time limitations contained in Section 9, Section 10 and Section 12 hereof are reasonable and properly required for the adequate protection of the Employer and the Company’s interests. Employee acknowledges that the Company or its affiliate is the owner or the licensee of the Trademarks, and the owner or the licensee of the restaurant operating systems. It is agreed by the parties hereto that if any portion of the restrictions contained in Section 9, Section 10 or Section 12 are held to be unreasonable, arbitrary, or against public policy, then the restrictions shall be considered divisible, both as to the time and to the geographical area, with each month of the specified period being deemed a separate period of time and each radius mile of the restricted territory being deemed a separate geographical area, so that the lesser period of time or geographical area shall remain effective so long as the same is not unreasonable, arbitrary, or against public policy. The parties hereto agree that in the event any court of competent jurisdiction determines the specified period or the specified geographical area of the restricted territory to be unreasonable, arbitrary, or against public policy, a lesser time period or geographical area that is determined to be reasonable, nonarbitrary, and not against public policy may be enforced against Employee. If Employee shall violate any of the covenants contained herein and if any court action is instituted by the Employer or the Company to prevent or enjoin such violation, then the period of time during which the Employee’s business activities shall be restricted, as provided in this Agreement, shall be lengthened by a period of time equal to the period between the date of the Employee’s breach of the terms or covenants contained in this Agreement and the date on which the decree of the court disposing of the issues upon the merits shall become final and not subject to further appeal.

In the event it is necessary for the Employer or the Company to initiate legal proceedings to enforce, interpret or construe any of the covenants contained in Section 9, Section 10 or Section 12 hereof, the prevailing party in such proceedings shall be entitled to receive from the non-prevailing party, in addition to all other remedies, all costs, including but not limited to reasonable attorneys’ fees, of such proceedings including appellate proceedings.

Confidential Property of Carrabba’s Italian Grill, LLC
David Pace

15.Specific Performance. Employee agrees that a breach of any of the covenants contained in Section 9, Section 10 or Section 12 hereof will cause irreparable injury to the Employer and the Company for which the remedy at law will be inadequate and would be difficult to ascertain and therefore, in the event of the breach or threatened breach of any such covenants, the Employer and the Company shall be entitled, in addition to any other rights and remedies it may have at law or in equity, to obtain an injunction to restrain Employee from any threatened or actual activities in violation of any such covenants. Employee hereby consents and agrees that temporary and permanent injunctive relief may be granted in any proceedings that might be brought to enforce any such covenants without the necessity of proof of actual damages, and in the event the Employer or the Company does apply for such an injunction, Employee shall not raise as a defense thereto that the Employer or the Company has an adequate remedy at law.

16.    Assignability. This Agreement and the rights and duties created hereunder, shall not be assignable or delegable by Employee. The Employer shall have the right, without Employee’s knowledge or consent, to assign this Agreement, in whole or in part and any or all of the rights and duties hereunder, including but not limited to the restrictive covenants of Section 9, Section 10, Section 11 and Section 12 hereof to any person, including but not limited to any affiliate of the Employer or the Company, or any successor to the Employer or the Company’s interest, and Employee shall be bound by such assignment. Any assignee or successor may enforce any restrictive covenant of this Agreement.

17.    Effect of Termination. The termination of this Agreement, for whatever reason or for no reason, or the expiration of this Agreement shall not extinguish those obligations of the Employee specified in Section 9, Section 10, Section 11 and Section 12 hereof. The restrictive covenants of Section 9, Section 10, Section 11 and Section 12 shall survive the termination or expiration of this Agreement. The termination or expiration of this Agreement shall extinguish the right of any party to bring an action, either in law or in equity, for breach of this Agreement by any other party.

18.    Captions; Terms. The captions of this Agreement are for convenience only, and shall not be construed to limit, define, or modify the substantive terms hereof.

19.    Acknowledgments. Employee hereby acknowledges, represents and warrants that the Employee has been provided with a copy of this Agreement for review, that the Employee has been given a full and sufficient opportunity to consider this Agreement and to consult with the Employee’s attorney concerning this Agreement; that the Employee has read and understands the purposes and effects of this Agreement, and all of its terms and provisions; and that in agreeing to be bound by this Agreement the Employee has not relied on any promises or representations, express or implied, that are not set forth expressly in this Agreement; and that the Employee has been given a copy of this Agreement for Employee’s own records.

20.    Notices. All notices or other communications provided for herein to be given or sent to a party by the other party shall be in writing and shall be effective when mailed, postage prepaid, by certified United States mail, return receipt requested, or delivered by hand or consigned to a nationally recognized overnight courier, and addressed to the parties at their addresses hereinabove set forth or at their last known address. Any party may give notice to the other party at any time, by the method specified above, of a change in the address at which, or the person to whom, notice is to be addressed, which change of address shall be effective if notice thereof is actually received.

21.    Severability. Each section, subsection, and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant, or provision hereof. In the event that any provision of this Agreement shall be determined to be invalid or unenforceable, such provision shall be deemed limited by construction in scope and effect to the minimum extent necessary to render the same valid and enforceable, and, in the event such a limiting construction is impossible, such invalid or unenforceable provision shall be

Confidential Property of Carrabba’s Italian Grill, LLC
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deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

22.Waiver. The failure of a party to enforce any term, provision, or condition of this Agreement or failure to insist on strict performance of a covenant hereunder or any obligation hereunder, at any time or times shall not be deemed a waiver of that term, provision, or condition for the future, nor shall any specific waiver of a term, provision, or condition at one time be deemed a waiver of such party’s right to demand compliance therewith or with any other term, provision, or condition in the future.

23.    Parties. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, their legal representatives, executors, administrators, heirs, and proper successors or permitted assigns, as the case may be.

24.    Governing Law. This Agreement takes effect upon its acceptance and execution by the Employer. The validity, interpretation, and performance of this Agreement shall be governed, interpreted, and construed in accordance with the laws of the State of Florida without giving effect to the principles of comity or conflicts of laws thereof.

25.    Consent to Personal Jurisdiction and Venue. Employee hereby consents to personal jurisdiction and venue, for any action brought by the Employer or the Company arising out of a breach or threatened breach of this Agreement or out of the relationship established by this Agreement, exclusively in the United States District Court for the Middle District of Florida, Tampa Division, or in the Circuit Court in and for Hillsborough County, Florida; Employee hereby agrees that any action brought by Employee, alone or in combination with others, against the Employer or the Company, whether arising out of this Agreement or otherwise, shall be brought exclusively in the United States District Court for the Middle District of Florida, Tampa Division, or in the Circuit Court in and for Hillsborough County, Florida.

26.    Affiliate. Whenever used in this Agreement, the term “affiliate” shall mean, with respect to any person or entity, all persons or entities (i) directly or indirectly controlled by the person or entity, (ii) that directly or indirectly control the person or entity, (iii) that are directly or indirectly under common control with the person or entity; and all directors, managers, members, shareholders, officers, and partners of such entity; or (iv) directly or indirectly controlled by Bloomin’ Brands, Inc.. As used in this section, control may be through management authority, contract or equity interest.

27.    Cooperation. Employee shall cooperate fully with all reasonable requests for information and participation by the Employer and the Company, its agents, or its attorneys, in prosecuting or defending claims, suits, and disputes brought on behalf of or against any of the foregoing and in which Employee is involved or about which Employee has knowledge.

28.    Amendments. No change, modification, or termination of any of the terms, provisions, or conditions of this Agreement shall be effective unless made in writing and signed or initialed by all signatories to this Agreement.

29.    WAIVER OF JURY TRIAL. ALL PARTIES TO THIS AGREEMENT KNOW AND UNDERSTAND THAT THEY HAVE A CONSTITUTIONAL RIGHT TO A JURY TRIAL. THE PARTIES ACKNOWLEDGE THAT ANY DISPUTE OR CONTROVERSY THAT MAY ARISE OUT OF THIS AGREEMENT WILL INVOLVE COMPLICATED AND DIFFICULT FACTUAL AND LEGAL ISSUES.

THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE

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CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

THE PARTIES INTEND THAT THIS WAIVER OF THE RIGHT TO A JURY TRIAL BE AS BROAD AS POSSIBLE. BY THEIR SIGNATURES BELOW, THE PARTIES PROMISE, WARRANT AND REPRESENT THAT THEY WILL NOT PLEAD FOR, REQUEST OR OTHERWISE SEEK TO HAVE A JURY TO RESOLVE ANY AND ALL DISPUTES THAT MAY ARISE BY, BETWEEN OR AMONG THEM.

30.Entire Agreement; Counterparts. This Agreement shall amend and restate the Original Employment Agreement in its entirety, and the terms and provisions thereof shall be replaced in their entirety by this Agreement rendering the Original Employment Agreement without any force or effect. This Agreement constitutes the entire agreement between the parties hereto concerning the subject matter hereof, and supersedes all prior memoranda, correspondence, conversations, negotiations and agreements. This Agreement may be executed in several identical counterparts that together shall constitute but one and the same Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

“EMPLOYEE”
/s/ Tina Pridgen		/s/ David A. Pace
Witness		DAVID A. PACE
Tina Pridgen
Printed Name
/s/ Donna L Bluestone
Witness
Donna Bluestone
Printed Name

“ASSIGNOR”

Attest:		OSI RESTAURANT PARTNERS, LLC, a
Delaware limited liability company, solely with
respect to assignment of the Original
Employment Agreement

By:	/s/ Kelly Lefferts	By:	/s/ Joesph J. Kadow
KELLY LEFFERTS, Assistant Secretary		JOSEPH J. KADOW, Executive Vice President

Confidential Property of Carrabba’s Italian Grill, LLC
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“COMPANY”

Attest:		CARRABBA’S ITALIAN GRILL, LLC
a Florida limited liability company

By:	/s/ Kelly Lefferts	By:	/s/ Joesph J. Kadow
KELLY LEFFERTS, Assistant Secretary		JOSEPH J. KADOW, Chief Legal Officer

“EMPLOYER”

Attest:		OS RESTAURANT SERVICES, LLC,
a Florida limited liability company

By:	/s/ Kelly Lefferts	By:	/s/ Joesph J. Kadow
KELLY LEFFERTS, Assistant Secretary		JOSEPH J. KADOW, Chief Legal Officer